Exhibit 99.1

Media Contact	Investor Contact
Audria Belton	Jennifer H. Demba, CFA
Media Relations	Investor Relations
media@synovus.com	investorrelations@synovus.com

Synovus announces earnings for third quarter 2024
Diluted earnings per share of $1.18 versus $0.60 in 3Q23
Adjusted diluted earnings per share of $1.23 versus $0.84 in 3Q23

COLUMBUS, Ga., Oct. 16, 2024 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended Sept. 30, 2024.

"Our third quarter earnings results demonstrate strong fundamental trends. We posted an adjusted return on average assets of 1.3% and adjusted return on tangible common equity of 17.1% while managing down our adjusted tangible efficiency ratio to 53%. As we move to a more favorable environment, I remain optimistic about our ability to accelerate growth given increased loan production and sustained strong core fee generation. Additionally, we have further de-risked our balance sheet this quarter, as evidenced by lower net charge-offs, a reduction in brokered deposits and a preliminary Common Equity Tier 1 ratio at its highest in nine years.

Our thoughts are with those affected by the recent hurricanes across our markets and the broader southeast. We’re committed to supporting recovery and rebuilding efforts. Together, we’ll overcome these challenges and build a brighter future,” said Synovus Chairman, CEO and President Kevin Blair.

Third Quarter 2024 Highlights

•Net income (loss) available to common shareholders was $169.6 million, or $1.18 per diluted share, compared to $(23.7) million or $(0.16) in second quarter 2024 and $87.4 million or $0.60 in third quarter 2023. Earnings were impacted by an $8.7 million valuation adjustment to Visa derivative.
•Adjusted net income available to common shareholders was $177.1 million, or $1.23 per diluted share, compared to $169.6 million or $1.16 in second quarter 2024 and $122.8 million or $0.84 in third quarter 2023.
•Pre-provision net revenue was $251.0 million, which was up sharply as a result of a $257 million securities loss in second quarter 2024 and up 28% compared to third quarter 2023. Adjusted pre-provision net revenue of $262.3 million was stable sequentially and increased $17.7 million, or 7%, compared to third quarter 2023.
•Net interest income increased $5.7 million, or 1%, compared to the prior quarter and was down $2.4 million, or 1%, compared to third quarter 2023. The net interest margin expanded 2 basis points to 3.22% as a result of the May 2024 securities repositioning and higher asset yields somewhat offset by larger average cash balances and a deposit mix shift.
•Period-end loans rose $27.3 million from second quarter 2024 as stronger loan production and core commercial lending growth was offset by higher loan paydowns and strategic declines in certain loan categories such as non-relationship syndicated lending and third-party consumer lending.
•Period-end core deposits (excluding brokered deposits) were $45.1 billion, an increase of $294.6 million sequentially, primarily as a result of growth in money market and interest-bearing demand deposits, offset by a decline in non-interest-bearing deposits, savings and time deposits. Total deposit costs increased 4 basis points from second quarter 2024 to 2.72%, primarily due to a shift in the deposit mix.

•Non-interest revenue of $124.0 million increased $252.8 million sequentially and was up $16.8 million, or 16%, compared to third quarter 2023. Adjusted non-interest revenue of $121.9 million declined $5.3 million, or 4%, sequentially and increased $15.7 million, or 15%, compared to third quarter 2023. The sequential decline in adjusted non-interest revenue was largely from lower capital markets income partially offset by higher treasury and payment solutions and wealth revenue. Year-over-year growth came primarily from higher commercial treasury and payment solutions fees and capital markets income as well as greater commercial sponsorship income.
•On a sequential basis, non-interest expense was $313.7 million, impacted by an $8.7 million valuation adjustment to Visa derivative. Adjusted non-interest expense was flat sequentially and declined 1% year over year due to disciplined expense control and a 4% reduction in total headcount.
•Provision for credit losses of $23.4 million declined 11% sequentially from $26.4 million in second quarter 2024 and fell 68% year over year compared to $72.6 million in third quarter 2023. The allowance for credit losses ratio (to loans) of 1.24% was down 1 basis point from the prior quarter.
•The non-performing loan and asset ratios were both higher sequentially at 0.73%; the net charge-off ratio for the third quarter 2024 was 0.25%, down from 0.32% in prior quarter while total past dues were 0.23% of total loans outstanding.
•The preliminary CET1 ratio rose sequentially to 10.65% as core earnings accretion more than offset the impact of $100 million in common stock repurchases.

Third Quarter Summary

	Reported			Adjusted
(dollars in thousands)	3Q24	2Q24	3Q23	3Q24	2Q24	3Q23
Net income (loss) available to common shareholders	$169,628	$(23,741)	$87,423	$177,120	$169,617	$122,770
Diluted earnings (loss) per share(1)	1.18	(0.16)	0.60	1.23	1.16	0.84
Total revenue	564,720	306,147	550,298	564,051	563,597	550,552
Total loans	43,120,674	43,093,397	43,679,910	NA	NA	NA
Total deposits	50,193,740	50,195,778	50,203,890	NA	NA	NA
Return on avg assets(2)	1.2%	(0.1)%	0.6%	1.3%	1.2%	0.9%
Return on avg common equity(2)	14.4	(2.1)	8.2	15.0	15.3	11.5
Return on avg tangible common equity(2)	16.4	(2.2)	9.7	17.1	17.6	13.5
Net interest margin(3)	3.22%	3.20%	3.11%	NA	NA	NA
Efficiency ratio-TE(3)(4)	55.41	98.15	64.11	52.97	53.05	55.01
NCO ratio-QTD	0.25	0.32	0.61	NA	NA	NA
NPA ratio	0.73	0.60	0.64	NA	NA	NA
(1) Diluted shares of 146,034 (in thousands) used to calculate 2Q24 adjusted diluted earnings per share.
(2) Annualized
(3) Taxable equivalent
(4) Adjusted tangible efficiency ratio
NA - not applicable

Balance Sheet

Loans*

(dollars in millions)	3Q24	2Q24	Linked Quarter Change	Linked Quarter % Change	3Q23	Year/Year Change	Year/Year % Change
Commercial & industrial	$22,664.0	$22,536.6	$127.4	1%	$22,781.0	$(117.0)	(1)%
Commercial real estate	12,177.5	12,215.5	(38.0)	—	12,394.9	(217.4)	(2)
Consumer	8,279.2	8,341.3	(62.1)	(1)	8,504.1	(224.9)	(3)
Total loans	$43,120.7	$43,093.4	$27.3	—%	$43,679.9	$(559.3)	(1)%

*Amounts may not total due to rounding

Deposits*

(dollars in millions)	3Q24	2Q24	Linked Quarter Change	Linked Quarter % Change	3Q23	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$11,129.1	$11,177.7	$(48.6)	—%	$12,395.1	$(1,266.0)	(10)%
Interest-bearing DDA	6,821.3	6,621.2	200.1	3	6,276.1	545.2	9
Money market	11,031.5	10,747.9	283.6	3	10,786.3	245.2	2
Savings	983.2	1,009.8	(26.7)	(3)	1,132.5	(149.3)	(13)
Public funds	7,047.6	7,111.9	(64.3)	(1)	6,885.7	161.9	2
Time deposits	8,075.7	8,125.2	(49.5)	(1)	6,506.4	1,569.3	24
Brokered deposits	5,105.4	5,402.0	(296.6)	(5)	6,221.8	(1,116.3)	(18)
Total deposits	$50,193.7	$50,195.8	$(2.0)	—%	$50,203.9	$(10.2)	—%

*Amounts may not total due to rounding

Income Statement Summary**

(in thousands, except per share data)	3Q24	2Q24	Linked Quarter Change	Linked Quarter % Change	3Q23	Year/Year Change	Year/Year % Change
Net interest income	$440,740	$434,998	$5,742	1%	$443,159	$(2,419)	(1)%
Non-interest revenue	123,980	(128,851)	252,831	NM	107,139	16,841	16
Non-interest expense	313,690	301,801	11,889	4	353,532	(39,842)	(11)
Provision for (reversal of) credit losses	23,434	26,404	(2,970)	(11)	72,572	(49,138)	(68)
Income (loss) before taxes	$227,596	$(22,058)	$249,654	NM	$124,194	$103,402	83%
Income tax expense (benefit)	46,912	(7,378)	54,290	NM	27,729	19,183	69
Net income (loss)	180,684	(14,680)	195,364	NM	96,465	84,219	87
Less: Net income (loss) attributable to noncontrolling interest	(871)	(652)	(219)	(34)	(630)	(241)	(38)
Net income (loss) attributable to Synovus Financial Corp.	181,555	(14,028)	195,583	NM	97,095	84,460	87
Less: Preferred stock dividends	11,927	9,713	2,214	23	9,672	2,255	23
Net income (loss) available to common shareholders	$169,628	$(23,741)	$193,369	NM	$87,423	$82,205	94%
Weighted average common shares outstanding, diluted	143,979	145,565	(1,586)	(1)%	146,740	(2,761)	(2)%
Diluted earnings (loss) per share	$1.18	$(0.16)	$1.34	NM	$0.60	$0.58	97
Adjusted diluted earnings per share(1)	1.23	1.16	0.07	6	0.84	0.39	46
Effective tax rate	20.61%	33.45%			22.33%
(1) Diluted shares of 146,034 (in thousands) used to calculate 2Q24 adjusted diluted earnings per share.
**    Amounts may not total due to rounding
NM - not meaningful

Capital Ratios

	3Q24		2Q24	3Q23
Common Equity Tier 1 capital (CET1) ratio	10.65%	(1)	10.60%	10.13%
Tier 1 capital ratio	11.77	(1)	11.72	11.18
Total risk-based capital ratio	13.62	(1)	13.56	13.12
Tier 1 leverage ratio	9.55	(1)	9.44	9.38
Tangible common equity ratio	7.28		6.76	5.90
(1) Ratios are preliminary.

Third Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call with an accompanying slide presentation at 8:30 a.m. ET on Oct. 17, 2024. The earnings call can be accessed with the listen-only dial-in phone number: 833-470-1428 (code: 952762). Shareholders and other interested parties may also listen to this conference call via simultaneous internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for at least 12 months and will be available approximately one hour after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $60 billion in assets. Synovus provides commercial and consumer banking and a full suite of specialized products and services, including wealth services, treasury management, mortgage services, premium finance, asset-based lending, structured lending, capital markets and international banking. As of Sept. 30, 2024, Synovus has 247 branches in Georgia, Alabama, Florida, South Carolina and Tennessee. Synovus is a Great Place to Work-Certified Company. Learn more about Synovus at synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance; expectations on our growth strategy, expense and revenue initiatives, capital management, balance sheet management, and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2023, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest revenue, non-interest expense; adjusted revenue taxable equivalent (TE); adjusted tangible efficiency ratio; adjusted pre-provision net revenue (PPNR); adjusted return on average assets; adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; and tangible common equity ratio are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest revenue; total non-interest expense; total revenue; efficiency ratio-TE; PPNR; return on average assets; net income (loss) available to common shareholders; diluted earnings (loss) per share; return on average common equity; and the ratio of total Synovus Financial Corp. shareholders' equity to total assets, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted non-interest revenue and adjusted revenue (TE) are measures used by management to evaluate non-interest revenue and total revenue exclusive of net investment securities gains (losses), fair value adjustments on non-qualified deferred compensation and other items not indicative of ongoing operations that could impact period-to-period comparisons. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted net income available to common shareholders, adjusted diluted earnings per share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. Adjusted PPNR is used by management to evaluate PPNR exclusive of items that management believes are not indicative of ongoing operations and impact period-to-period comparisons. The tangible common equity ratio is used by stakeholders to assess our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	3Q24	2Q24	3Q23

Adjusted non-interest revenue
Total non-interest revenue	$123,980	$(128,851)	$107,139
Investment securities (gains) losses, net	—	256,660	—
Gain on sale of GLOBALT	—	—	(1,929)
Fair value adjustment on non-qualified deferred compensation	(2,062)	(561)	1,035
Adjusted non-interest revenue	$121,918	$127,248	$106,245

Adjusted non-interest expense
Total non-interest expense	$313,690	$301,801	$353,532
(Loss) gain on other loans held for sale	—	—	(30,954)
Gain (loss) on early extinguishment of debt	—	—	526
Restructuring (charges) reversals	(1,219)	658	(17,319)
Valuation adjustment to Visa derivative	(8,700)	—	(900)
Fair value adjustment on non-qualified deferred compensation	(2,062)	(561)	1,035
Adjusted non-interest expense	$301,709	$301,898	$305,920

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	3Q24	2Q24	3Q23
Adjusted revenue (TE) and tangible efficiency ratio
Adjusted non-interest expense	$301,709	$301,898	$305,920
Amortization of intangibles	(2,907)	(2,907)	(3,042)
Adjusted tangible non-interest expense	$298,802	$298,991	$302,878

Net interest income	$440,740	$434,998	$443,159
Tax equivalent adjustment	1,393	1,351	1,148
Net interest income (TE)	442,133	436,349	444,307

Net interest income	$440,740	$434,998	$443,159
Total non-interest revenue	123,980	(128,851)	107,139
Total revenue	$564,720	$306,147	$550,298
Tax equivalent adjustment	1,393	1,351	1,148
Total TE revenue	566,113	307,498	551,446
Investment securities losses (gains), net	—	256,660	—
Gain on sale of GLOBALT	—	—	(1,929)
Fair value adjustment on non-qualified deferred compensation	(2,062)	(561)	1,035
Adjusted revenue (TE)	$564,051	$563,597	$550,552
Efficiency ratio-TE	55.41%	98.15%	64.11%
Adjusted tangible efficiency ratio	52.97	53.05	55.01

Adjusted pre-provision net revenue
Net interest income	$440,740	$434,998	$443,159
Total non-interest revenue	123,980	(128,851)	107,139
Total non-interest expense	(313,690)	(301,801)	(353,532)
Pre-provision net revenue (PPNR)	$251,030	$4,346	$196,766

Adjusted revenue (TE)	564,051	563,597	550,552
Adjusted non-interest expense	(301,709)	(301,898)	(305,920)
Adjusted PPNR	$262,342	$261,699	$244,632

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	3Q24	2Q24	3Q23
Adjusted return on average assets (annualized)
Net income (loss)	$180,684	$(14,680)	$96,465
Loss (gain) on other loans held for sale	—	—	30,954
(Gain) loss on early extinguishment of debt	—	—	(526)
Gain on sale of GLOBALT	—	—	(1,929)
Restructuring charges (reversals)	1,219	(658)	17,319
Valuation adjustment to Visa derivative	8,700	—	900
Investment securities losses (gains), net	—	256,660	—
Tax effect of adjustments(1)	(2,427)	(62,644)	(11,371)
Adjusted net income	$188,176	$178,678	$131,812
Net income (loss) annualized	$718,808	$(59,043)	$382,714
Adjusted net income annualized	$748,613	$718,639	$522,950
Total average assets	$59,183,624	$59,246,849	$59,916,679
Return on average assets (annualized)	1.2%	(0.1)%	0.6%
Adjusted return on average assets (annualized)	1.3	1.2	0.9

Adjusted net income available to common shareholders and adjusted diluted earnings per share
Net income (loss) available to common shareholders	$169,628	$(23,741)	$87,423
Gain on sale of GLOBALT	—	—	(1,929)
Loss (gain) on other loans held for sale	—	—	30,954
(Gain) loss on early extinguishment of debt	—	—	(526)
Restructuring charges (reversals)	1,219	(658)	17,319
Valuation adjustment to Visa derivative	8,700	—	900
Investment securities losses (gains), net	—	256,660	—
Tax effect of adjustments(1)	(2,427)	(62,644)	(11,371)
Adjusted net income available to common shareholders	$177,120	$169,617	$122,770
Weighted average common shares outstanding, diluted(2)	143,979	145,565	146,740
Diluted earnings per share	$1.18	$(0.16)	$0.60
Adjusted diluted earnings per share	1.23	1.16	0.84
(1) An assumed marginal tax rate of 24.5% for 3Q24 and 2Q24 and 24.3% for 3Q23 was applied.
(2) Diluted shares of 146,034 (in thousands) used to calculate 2Q24 adjusted diluted earnings per share.

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	3Q24	2Q24	3Q23
Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity (annualized)
Net income (loss) available to common shareholders	$169,628	$(23,741)	$87,423
Loss (gain) on other loans held for sale	—	—	30,954
(Gain) loss on early extinguishment of debt	—	—	(526)
Gain on sale of GLOBALT	—	—	(1,929)
Restructuring charges (reversals)	1,219	(658)	17,319
Valuation adjustment to Visa derivative	8,700	—	900
Investment securities losses (gains), net	—	256,660	—
Tax effect of adjustments(1)	(2,427)	(62,644)	(11,371)
Adjusted net income available to common shareholders	$177,120	$169,617	$122,770

Adjusted net income available to common shareholders annualized	$704,630	$682,196	$487,077
Amortization of intangibles, tax effected, annualized	8,735	8,831	9,131
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$713,365	$691,027	$496,208

Net income (loss) available to common shareholders annualized	$674,824	$(95,486)	$346,841
Amortization of intangibles, tax effected, annualized	8,735	8,831	9,131
Net income (loss) available to common shareholders excluding amortization of intangibles annualized	$683,559	$(86,655)	$355,972

Total average Synovus Financial Corp. shareholders' equity less preferred stock	$4,692,722	$4,455,198	$4,223,422
Average goodwill	(480,440)	(480,902)	(476,408)
Average other intangible assets, net	(38,793)	(41,547)	(59,016)
Total average Synovus Financial Corp. tangible shareholders' equity less preferred stock	$4,173,489	$3,932,749	$3,687,998
Return on average common equity (annualized)	14.4%	(2.1)%	8.2%
Adjusted return on average common equity (annualized)	15.0	15.3	11.5
Return on average tangible common equity (annualized)	16.4	(2.2)	9.7
Adjusted return on average tangible common equity (annualized)	17.1	17.6	13.5
(1) An assumed marginal tax rate of 24.5% for 3Q24 and 2Q24 and 24.3% for 3Q23 was applied.

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	September 30, 2024	December 31, 2023	September 30, 2023

Tangible common equity ratio
Total assets	$59,589,628	$59,809,534	$59,342,930
Goodwill	(480,440)	(480,440)	(479,851)
Other intangible assets, net	(37,207)	(45,928)	(49,096)
Tangible assets	$59,071,981	$59,283,166	$58,813,983

Total Synovus Financial Corp. shareholders’ equity	$5,355,976	$5,119,993	$4,536,958
Goodwill	(480,440)	(480,440)	(479,851)
Other intangible assets, net	(37,207)	(45,928)	(49,096)
Preferred Stock, no par value	(537,145)	(537,145)	(537,145)
Tangible common equity	$4,301,184	$4,056,480	$3,470,866
Total Synovus Financial Corp. shareholders’ equity to total assets ratio	8.99%	8.56%	7.65%
Tangible common equity ratio	7.28	6.84	5.90

Amounts may not total due to rounding